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                                                                    EXHIBIT 3(a)

                       CERTIFICATE OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            TECHNOLOGY GUARDIAN, INC.

      TECHNOLOGY GUARDIAN, INC., a corporation organized and existing under the laws of the State of Nevada (the "CORPORATION"), hereby certifies as follows:

      1. The name of the Corporation is Technology Guardian, Inc., formerly U.S. Connect 1995, Inc. The original Certificate of Incorporation of the Corporation was filed on June 23, 1995.

      2. Pursuant to Section 78.403 of the Nevada Revised Statutes ("N.R.S"), the Board of Directors of the Corporation has duly adopted by unanimous written consent in accordance with N.R.S. 78.403, and a majority of the outstanding stock entitled to vote has approved by written consent in accordance with N.R.S. 78.403, this Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates Articles of Incorporation of the Corporation.

      3. Pursuant to N.R.S. 78.403, the text of the Articles of Incorporation is hereby restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

      The name of the Corporation is Technology Guardian, Inc.

                                   ARTICLE II
                        RESIDENT AGENT OF THE CORPORATION

      The Resident Agent of the Corporation is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

                                   ARTICLE III
                           DURATION OF THE CORPORATION

      The Corporation shall have perpetual existence.

                                   ARTICLE IV
                                     PURPOSE

      The purpose, object and nature of the business for which this Corporation is organized are:

           (a)   To engage in any lawful activity
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           (b)   To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

                                    ARTICLE V
                            POWERS OF THE CORPORATION

      The powers of the Corporation shall be those powers granted by N.R.S. Sections 78.060 and 78.070 under which this Corporation is formed. In addition, the Corporation shall have the following specific powers:

           (a) To elect or appoint officers and agents of the Corporation and to fix their compensation.

           (b) To act as an agent for any individual, association, partnership, corporation or other legal entity;

           (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof sell, or otherwise dispose of shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

           (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, hut such shares may only be purchased, directly or indirectly, out of earned surplus; and

           (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.

                                   ARTICLE VI
                                AUTHORIZED STOCK

      The total number of shares of capital stock which the Corporation shall have authority to issue is sixty million (60,000,000) shares, of which fifty million (50,000,000) shares shall be common stock with a par value of $.001 per share ("Common Stock"), and ten million (10,000,000) shares shall be preferred stock with a par value of $.001 per share ("Preferred Stock").

      The Board of Directors shall have full authority, to the extent permitted by law, to adjust the capital stock of the Corporation, to designate classes or series thereof and to determine whether all or any part of such Common Stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the

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qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

                                   ARTICLE VII
                               ASSESSMENT OF STOCK

      The Capital stock of this Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.

                                  ARTICLE VIII
                          DIRECTORS OF THE CORPORATION

      For the management of the business and for the conduct of the affairs of the Corporation, and for the future definition, limitation regulation of the powers of the Corporation and its directors and shareholders, it is further provided:

      Section 1.

      Size of Board. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation. The name and address of the directors constituting the present board of directors, which shall be one (1) in number are:

      Name                            Address

      Charles McGuirk                 4100 Westheimer Harbor, #110
                                      Houston, TX  77027

      Section 2.

      Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

            (a) To make, alter, amend, and repeal the By-Laws subject to the power of the shareholders to alter or repeal the By-laws made by the Board of Directors;

            (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to



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                  shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Shareholders of the Corporation;

            (c) To issue stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors without vote or consent of the shareholders and the judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable;

            (d) To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

            (e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus;

           (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful. purpose;

           (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

           (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolutions or the By-Laws, shall have and may exercise the powers of the Board;

           (i) To provide for the reasonable compensation of its own members by By-Law, and to fix the terms and conditions upon which such compensation will be paid; and

           (j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by



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                  the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Amended and Restated Articles of Incorporation, and of the By-Laws of the Corporation.

      Section 3.

      Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transportation, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given.); or, (2) the conditions of N.R.S. 78.140 are met

                                   ARTICLE IX
                LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

      The personal liability of a director or officer of the corporation to the corporation or the Shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

                                    ARTICLE X
                             INDEMNIFICATION CLAUSE

      Each director and each officer of the Corporation may be indemnified by the Corporation as follows:

            (a) The Corporation may indemnify any person who was or is a parry, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests

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                  of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            (b) The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

            (b) The corporation may render any person who was or is a party, or is threatened to be made a party, to any, threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at die request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

           (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

           (d) Any indemnification under subsections (a) and (b) unless ordered by a court or advance pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.
                 The determination must be made:

                  (i)   By the Shareholders;
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                  (ii)  By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                  (iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                  (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

            (e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officer may be entitled under any contract or otherwise by law.

            (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                  (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on behalf of any director or officer if an formal adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of the action.

                  (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
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                                   ARTICLE XI
                  PLACE OF MEETINGS AND CORPORATE RECORD BOOKS

      Subject to the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.

                                  ARTICLES XII
                              AMENDMENT OF ARTICLES

      The provisions of these Amended and Restated Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such Jaws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation.

           We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this certificate are true and correct of our own knowledge.


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      IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated
Articles of Incorporation this __ day of September, 1998.

                                TECHNOLOGY GUARDIAN, INC.



                                 By:  /s/ Charles McGuirk
                                      ------------------------------------
                                      Charles McGuirk, President/Treasurer


STATE OF        CA    )
                      )ss.
COUNTY OF       L.A.  )

      Subscribed, sworn to, and acknowledged before me by ____________________, and ____________________, witnesses, on 9/21/98, 19__.

      Witness my hand and official seal.

      My commission expires _____________ .
                           Notary Public

[SEAL]

                            TECHNOLOGY GUARDIAN, INC.



                             By:      /s/ Charles Peterson
                                      --------------------------------------
                                      Charles Peterson, Secretary

STATE OF            CA           )
                                 )ss.
COUNTY OF       L.A.             )

      Subscribed, sworn to, and acknowledged before me by ____________________, and ____________________, witnesses, on 9/23/1998.

      Witness my hand and official seal.

      My commission expires _____________ .
                           Notary Public

[SEAL]